United States

Securities And Exchange Commission

Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 23, 2009

(Exact Name of Registrant as Specified in Its Charter)

Indiana	0-6233	35-1068133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 North Michigan Street, South Bend, Indiana		46601
(Address of Principal Executive Offices)		(Zip Code)

(574)235-2000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On January 23, 2009, 1st Source Corporation (the “Registrant”) entered into a Letter Agreement (the “Purchase Agreement”) with the United States Department of the Treasury (“Treasury”), pursuant to which the Registrant agreed to issue and sell (i) 111,000 shares of the Registrant’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”) and (ii) a warrant (the “Warrant”) to purchase 837,947 shares of the Registrant’s common stock, without par value (the “Common Stock”), for an aggregate purchase price of $111,000,000 in cash. The Purchase Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

The Series A Preferred Stock will qualify as Tier 1 capital and will pay cumulative dividends at a rate of 5% per annum for the first five years, and 9% per annum thereafter. The Series A Preferred Stock is non-voting except with respect to certain matters affecting the rights of the holders thereof, and may be redeemed by the Registrant after three years. Prior to the end of three years, the Series A Preferred Stock may be redeemed by the Registrant only with proceeds from the sale of qualifying equity securities of the Registrant (a “Qualified Equity Offering”). The restrictions on redemption are set forth in the Certificate of Designations described in Item 5.03 below.

The Warrant has a 10-year term and is immediately exercisable upon its issuance, with an exercise price, subject to anti-dilution adjustments, equal to $19.87 per share of the Common Stock. The Warrant is attached as Exhibit 4.2 hereto and is incorporated herein by reference. If the Registrant receives aggregate gross cash proceeds of not less than $111,000,000 from Qualified Equity Offerings on or prior to December 31, 2009, the number of shares of Common Stock issuable pursuant to Treasury’s exercise of the Warrant will be reduced by one half of the original number of shares, taking into account all adjustments, underlying the Warrant. Pursuant to the Purchase Agreement, Treasury has agreed not to exercise voting power with respect to any shares of Common Stock issued upon exercise of the Warrant.

The Series A Preferred Stock and the Warrant were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. The Registrant has agreed to register the Warrant and the shares of Common Stock underlying the Warrant (the “Warrant Shares”) as soon as practicable after the date of the issuance of the Warrant. Neither the Series A Preferred Stock nor the Warrant will be subject to any contractual restrictions on transfer, except that Treasury may only transfer or exercise an aggregate of one-half of the Warrant Shares prior to the earlier of the redemption of 100% of the shares of Series A Preferred Stock and December 31, 2009. A transferee will be able to exercise voting powers with respect to any Warrant Shares it acquires.

In the Purchase Agreement, the Registrant agreed that, until such time as Treasury ceases to own any debt or equity securities of the Registrant acquired pursuant to the Purchase Agreement, the Registrant will take all necessary action to ensure that its benefit plans with respect to its senior executive officers comply with Section 111(b) of the Emergency Economic Stabilization Act of 2008 (the “EESA”) as implemented by any guidance or regulation under the EESA that has been issued and is in effect as of the date of issuance of the Series A Preferred Stock and the Warrant, and has agreed not to adopt any benefit plans with respect to, or which cover, its senior executive officers that do not comply with the EESA, and the applicable executives have consented to the foregoing.

Item 3.02. Unregistered Sales of Equity Securities

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.02.

Item 3.03 Material Modification to Rights of Securityholders

Upon issuance of the Series A Preferred Stock on January 23, 2009, the ability of the Registrant to declare or pay dividends or distributions on, or purchase, redeem or otherwise acquire for consideration, shares of its Common Stock will be subject to restrictions, including the Registrant’s restriction against increasing dividends from the last quarterly cash dividend per share ($0.16) declared on the Common Stock prior to the issue date of the Series A Preferred Stock and Warrant. The redemption, purchase or other acquisition of trust preferred securities of the Registrant or its affiliates also will be restricted. These restrictions will terminate on the earlier of (a) the third anniversary of the date of issuance of the Series A Preferred Stock and (b) the date on which the Series A Preferred Stock has been redeemed in whole or Treasury has transferred all of the Series A Preferred Stock to third parties. The restrictions described in this paragraph are set forth in the Purchase Agreement.

In addition, pursuant to the Certificate of Designations, the ability of the Registrant to declare or pay dividends or distributions on, or repurchase, redeem or otherwise acquire for consideration, shares of its Common Stock will be subject to restrictions in the event that the Registrant fails to declare and pay full dividends (or declare and set aside a sum sufficient for payment thereof) on its Series A Preferred Stock. These restrictions are set forth in the Certificate of Designations described in Item 5.03.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the events described above under “Item 1.01 Entry into a Material Definitive Agreement,” which is incorporated by reference into this Item 5.02, on January 23, 2009, each of the Registrant’s Senior Executive Officers entered in a CCP Compensation Limitation Agreement with the Registrant for the purpose of amending their respective compensation, bonus, incentive and other benefit plans, arrangements and agreements (including golden parachute, severance and employment agreements) in order to comply with the executive compensation and corporate governance requirements of Section 111(b) of the EESA. Each Senior Executive Officer also executed a Waiver voluntarily waiving any claim against the Registrant or Treasury for any changes to such person’s compensation and benefits required to comply with Section 111(b) of the EESA. The form of the CCP Compensation Limitation Agreement is attached as Exhibit 10.2 and the form of Waiver is attached as Exhibit 10.3 hereto, and each is incorporated by reference into this Item 5.02.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 21, 2009, the Registrant filed a Certificate of Designations (the “Certificate of Designations”) with the Indiana Secretary of State for the purpose of amending its Articles of Incorporation to fix the designations, preferences, limitations and relative rights of the Series A Preferred Stock. The Series A Preferred Stock has a liquidation preference of $1,000 per share. The Certificate of Designations is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Item 8.01. Other Events

On January 23, 2009, the Registrant issued a press release announcing the consummation of the transactions described above under “Item 1.01 Entry into a Material Definitive Agreement.”  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designations for Series A Preferred Stock
4.1	Form of Certificate for Series A Preferred Stock
4.2	Warrant for Purchase of Shares of Common Stock
10.1
Letter Agreement dated January 23, 2009 by and between the Registrant and the United States Department of the Treasury, including the Securities Purchase Agreement - Standard Terms incorporated by reference therein

10.2	Form of CPP Compensation Limitation Agreement
10.3	Form of Waiver
99.1	Press Release dated January 23, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: January 23, 2009	1st Source Corporation

	By:	/s/ Christopher J. Murphy III
Christopher J. Murphy III
Chairman, President and Chief Executive Officer